                                   EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------------------------
                                                             Year ended December 31,
--------------------------------------------------------------------------------------------------
                                              2002         2001       2000       1999        1998
--------------------------------------------------------------------------------------------------
Earnings:
  Income from continuing operations
    before income taxes                     $  2,292     $ 1,541     $ 5,925    $ 3,919     $4,498
Adjustments:
  Fixed charges:
    Interest on borrowed funds                 1,610       2,816       3,912      3,182      2,568
    1/3 of rent                                   88          97         105        124        116
  Preferred dividends                             27          44          64         83         96
                                            --------     -------     -------    -------     ------
Adjusted earnings                           $  4,017     $ 4,498     $10,006    $ 7,308     $7,278
                                            ========     =======     =======    =======     ======

Fixed charges and preferred dividends       $  1,725     $ 2,957     $ 4,081    $ 3,389     $2,780
                                            ========     =======     =======    =======     ======

Adjusted earnings/fixed charges                 2.33x       1.52x       2.45x      2.16x      2.62x
                                            ========     =======     =======    =======     ======

                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------------------------
                                                             Year ended December 31,
--------------------------------------------------------------------------------------------------
                                               2002        2001        2000       1999       1998
--------------------------------------------------------------------------------------------------
Earnings:
  Income from continuing operations
    before income taxes                      $ 2,292     $ 1,541     $ 5,925    $ 3,919    $ 4,498
Adjustments:
  Fixed charges:
    Interest on borrowed funds                 1,610       2,816       3,912      3,182      2,568
    1/3 of rent                                   88          97         105        124        116
    Interest on deposits                       2,072       3,501       4,412      4,154      4,307
  Preferred dividends                             27          44          64         83         96
                                             -------     -------     -------    -------    -------
Adjusted earnings                            $ 6,089     $ 7,999     $14,418    $11,462    $11,585
                                             =======     =======     =======    =======    =======

Fixed charges and preferred dividends        $ 3,797     $ 6,458     $ 8,493    $ 7,543    $ 7,087
                                             =======     =======     =======    =======    =======

Adjusted earnings/fixed charges                 1.60x       1.24x       1.70x      1.52x      1.63x
                                             =======     =======     =======    =======    =======

                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

 -------------------------------------------------------------------------------------------------
                                                             Year ended December 31,
 -------------------------------------------------------------------------------------------------
                                               2002       2001        2000       1999       1998
 -------------------------------------------------------------------------------------------------
Earnings:
  Income from continuing operations
    before income taxes                       $2,292    $  1,541     $ 5,925    $ 3,919    $ 4,498
Adjustments:
  Fixed charges:
    Interest on borrowed funds                 1,610       2,816       3,912      3,182      2,568
    1/3 of rent                                   88          97         105        124        116
                                              ------    --------     -------    -------    -------
Adjusted earnings                             $3,990    $  4,454     $ 9,942    $ 7,225    $ 7,182
                                              ======    ========     =======    =======    =======

Fixed charges                                 $1,698    $  2,913     $ 4,017    $ 3,306    $ 2,684
                                              ======    ========     =======    =======    =======

Adjusted earnings/fixed charges                 2.35x       1.53x       2.47x      2.19x      2.68x
                                              ======    ========     =======    =======    =======

                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------------------------
                                                             Year ended December 31,
--------------------------------------------------------------------------------------------------
                                               2002        2001        2000       1999      1998
--------------------------------------------------------------------------------------------------
Earnings:
  Income from continuing operations
    before income taxes                      $ 2,292     $ 1,541     $ 5,925    $ 3,919    $ 4,498
Adjustments:
  Fixed charges:
    Interest on borrowed funds                 1,610       2,816       3,912      3,182      2,568
    1/3 of rent                                   88          97         105        124        116
    Interest on deposits                       2,072       3,501       4,412      4,154      4,307
                                             -------     -------     -------    -------    -------
Adjusted earnings                            $ 6,062     $ 7,955     $14,354    $11,379    $11,489
                                             =======     =======     =======    =======    =======

Fixed charges                                $ 3,770     $ 6,414     $ 8,429    $ 7,460    $ 6,991
                                             =======     =======     =======    =======    =======

Adjusted earnings/fixed charges                 1.61x       1.24x       1.70x      1.53x      1.64x
                                             =======     =======     =======    =======    =======